EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 1, 2006, relating to the consolidated financial statements of AXT, Inc., which appears in AXT, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Burr, Pilger & Mayer LLP

Palo Alto, California

June 29, 2006